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                                                                     EXHIBIT 5.3


                 [LETTERHEAD OF RYAN, SWANSON & CLEVELAND, PLLC]




                                  June 27, 2001

                                                           REPLY TO OUR FILE NO.
                                                                    014029\00005

Noveon, Inc.
9911 Becksville Road
Cleveland, OH   44141

Ladies and Gentlemen:

      We have acted as special counsel for Noveon Kalama, Inc., a Washington corporation formerly known as BFGoodrich Kalama, Inc., (the "WASHINGTON SUBSIDIARY"), a wholly owned subsidiary of Noveon, Inc., a Delaware corporation (the "COMPANY" and together with the Washington Subsidiary and other guarantors, the "ISSUERS"), in connection with the guarantee ("Guarantee" and together with the Exchange Notes the "Securities") of the Company's $275,000,000 aggregate principal amount 11% Senior Subordinated Notes due 2001, Series B (the "EXCHANGE NOTES") which have been registered under the Securities Act of 1933 as amended (the "Securities Act") and are to be exchanged for a like principal amount of the Company's issued and outstanding 11% Senior Subordinated Notes due 2011 Series A (the "OUTSTANDING NOTES") pursuant to the Registration Statement on Form S-4 filed on May 29, 2000, as amended (the "Registration Statement"). Except as provided herein, all capitalized terms used herein that are defined in the Registration Statement have the respective meanings specified in the Registration Statement. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

      In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Issuers, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Issuers and others, as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

            (a) the Indenture, dated as of February 28, 2001, between the Issuers and Wells Fargo Bank Minnesota, National Association, as Trustee (the "INDENTURE");

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June ___, 2001
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            (b) the Exchange Notes;

            (c) the Guarantee (the "GUARANTEE") of the Washington Subsidiary attached to the Exchange Notes;

            (d) an Officer's Certificate delivered to us in connection with this opinion, a copy of which is attached hereto as Exhibit A (the "OFFICER'S CERTIFICATE"); and

            (e) the Articles of Incorporation and bylaws of the Washington Subsidiary and which were attached to the Officer's Certificate;

            (f) a certificate of status and documents from the Washington Secretary of State;

            (g) the unanimous written consent of the Board of Directors of the Washington Subsidiary (the "CONSENT").

      The documents described in subsections (a) and (b) above are referred to herein collectively as the "TRANSACTION DOCUMENTS."

      In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the statements made in the Officer's Certificate, the representations and warranties contained in the Transaction Documents and certificates and oral or written statements and other information of or from public officials, officers and representatives of the Washington Subsidiary and others, and assume compliance on the part of all parties to the Transaction Documents, with their covenants and agreements contained therein. We have also assumed the directors signing the Consent constitute all of the directors of the Washington Subsidiary. With respect to the opinions as to good standing expressed in paragraph 1, we have relied solely upon certificates of public officials and, accordingly, our opinions are limited to the dates of such certificates. With respect to the opinions expressed in paragraph 5, our opinion is limited to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

      To the extent it may be relevant to the opinions expressed herein, we have assumed that:

                  (i) the parties to the Transaction Documents other than the
            Washington Subsidiary have the power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated thereby,

                  (ii) that such Transaction Documents have been duly authorized by the parties thereto other than the Washington Subsidiary and duly executed and

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June ___, 2001
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            delivered by and constitute the valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms,

                  (iii) that such parties will comply with all of their
            obligations under the Transaction Documents and laws applicable thereto.

      Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

            1. the Washington Subsidiary is validly existing as a corporation in good standing under the laws of the State of Washington and has the corporate power and authority to carry on its business and to own, lease and operate its properties;

            2. the Guarantee has been duly authorized by the Washington Subsidiary;

            3. the Indenture has been duly authorized by the Washington Subsidiary;

            4. the execution and delivery by the Washington Subsidiary of the Guarantee and the performance by the Washington Subsidiary of its obligations thereunder (i) do not contravene any provision of the certificate of incorporation or the bylaws of the Washington Subsidiary; and (ii) do not violate or conflict with any present law, or present regulation of any governmental agency or authority of the State of Washington applicable to the Washington Subsidiary or its property.

            5. No consent, approval, authorization or order, or qualification with any United States federal or Washington governmental agency or body is required for the performance by the Washington Subsidiary of its obligations under the Guarantee, except such as may be required by the Blue Sky or state securities laws.

      Our opinion is further subject to the following exceptions, qualifications and assumptions:

            (a) We have assumed that all of the representations and warranties as to factual matters set forth in the Transaction Documents necessary to enable us to render the opinions hereinabove set forth are true, correct, complete and accurate as to the date hereof;

            (b)   We express no opinions as to federal or state securities laws.

            (c) We have assumed consideration that is fair and sufficient to support the agreement of the Washington Subsidiary under the Guarantee and the Indenture has been, and would be deemed by a court of competent jurisdiction to have been, duly received by the Washington Subsidiary.

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      We are qualified to practice law in the State of Washington. We do not express any opinion herein concerning the laws of any jurisdiction other than the laws of the State of Washington.

      This opinion is solely for the benefit of the addressees hereof and may not be relied upon by any other person without our prior written consent.

                                    Very truly yours,

                                    /S/ David H. Oswald
                                    ------------------------------------------
                                    David H. Oswald

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